Exhibit 10.15
DOVER CORPORATION
DATE:
TO:
FROM:
SUBJ: Restricted Stock Award
Here are the details for your restricted stock award.
Number of shares of Dover Common Stock –
Date of Grant –
Restriction Period –
Your restricted stock award is subject to all the terms and provisions of the Plan, which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan is included with this award agreement.
In addition, subject to the forfeiture provisions of the Plan, your restricted stock award is subject to the following:
1. The shares of Restricted Stock awarded to you (the “Restricted Shares”) will be recorded on Dover’s books in your name. Dover will instruct its stock transfer agent to place a stop transfer order on the Restricted Shares until such time as the restrictions thereon lapse. In the event that you forfeit all or any portion of the Restricted Shares, the shares which are forfeited will automatically be transferred back to Dover. Your Restricted Shares will be held by Dover’s Secretary during the Restriction Period, together with a stock power endorsed by you in blank in the form attached hereto as Exhibit A.
2. You shall vest in the Restricted Stock Award, and all Restrictions thereon shall lapse [insert vesting schedule or period], subject to the forfeiture provisions of the Plan. You must be an active employee of Dover or a Dover affiliate on [insert vesting date] in order for [the applicable portion of] your Restricted Stock to vest, with certain exceptions as provided in the Plan [, provided that this Restricted Stock Award shall be forfeited if [insert exceptions] before the end of the Restriction Period].
3. During the Restricted Period you shall have the right to receive any dividends declared and other distributions paid with respect to your Restricted Shares as such are declared and paid to stockholders with respect to common shares of Dover generally. You may vote the Restricted Shares during the Restriction Period.

4. The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Shares contrary to the provisions hereof or of the Plan, the Restricted Shares shall immediately be forfeited to Dover.
5. By accepting this award, you consent to the transfer of any information relating to your participation in the Plan to Dover and its affiliates.
6. Dover and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion without notice.
Please acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions set forth herein and therein by signing and returning one copy of this award agreement together with the attached stock power endorsed by you in blank. This award agreement shall only become effective upon receipt by Dover of your signed copy of this agreement and the stock power endorsed by you in blank.

Employee	Vice President

Date

Exhibit A
                                                to Restricted Stock Award Agreement
STOCK POWER

FOR VALUE RECEIVED,

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

hereby sells, assigns and transfers unto
(     ) Shares of the Common Capital Stock of Dover Corporation
                     standing in my name on the books of said Corporation represented by Certificate(s) No(s).
herewith, and do hereby irrevocably constitute and appoint
                                                             attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:

In presence of

3